DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
 (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	WISHART ENTERPRISES LIMITED

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	INC. PLAN OF NEVADA
Name
613 SADDLE RIDER COURT	HENDERSON	NV	89011
Street Address	City	ST	Zip Code

Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000	Par value: $	0.001	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. BARBARA LAMB
Name
#108 2940 LOUISE STREET	SACKATOON, CANADA	SK	S7J 5D2
Street Address	City	ST	Zip Code
2.
Name

Street Address	City	ST	Zip Code
3.
Name

Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	CAROLINE QUIGLEY	/S/ CAROLINE QUIGLEY
Name	Signature
26C TROLLEY SQUARE	WILMINGTON	DE	19806
Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
CAROLINE QUIGLEY FOR IINC. PLAN OF NEVADA	12*13/2006
Authorized Signature of R.A. or On Behalf of R.A. Company	Date